Exhibit 23.4

December 22, 2017

Consent of Independent Auditors

We consent to the use in this Registration Statement of RhythmOne plc on Form F-4 of our report dated November 10, 2017 relating to the financial statements of Perk Inc. as of and for the year ended December 31, 2016, appearing in the prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Kitchener, Canada